UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

Wolverine World Wide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06024	38-1185150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive, N.E. Rockford, Michigan	49351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Wolverine World Wide, Inc. (“Wolverine” or the “Company”) is filing this Current Report on Form 8-K (this “Form 8-K”) to provide supplemental guarantor financial information pursuant to Rule 3-10 of Regulation S-X regarding certain subsidiaries of Wolverine (the “Wolverine Guarantors”) and of the Performance + Lifestyle Group business (the “PLG Business” or “PLG”) of Collective Brands, Inc. (the “PLG Guarantors”), which business was previously acquired by Wolverine. The Wolverine Guarantors and the PLG Guarantors guarantee Wolverine’s 6.125% Senior Notes due 2020.

Wolverine is disclosing condensed consolidating financial information of the Wolverine Guarantors and the PLG Guarantors in new footnotes to certain of Wolverine’s and the PLG Business’s previously issued financial statements. The updated Wolverine audited consolidated financial statements are filed as Exhibit 99.1 to this Form 8-K. The unaudited condensed consolidating financial information for Wolverine for the 12 weeks ended March 23, 2013 and March 24, 2012 is filed as Exhibit 99.2 to this Form 8-K. The updated PLG Business historical financial statements are filed as Exhibit 99.3 to this Form 8-K.

Unaudited pro forma consolidated condensed financial information giving effect to the acquisition of the PLG Business (the “Acquisition”) and the related financing transactions (together with the Acquisition, the “Transactions”), consisting of the unaudited pro forma consolidated condensed statement of operations for the 52 week period ended December 29, 2012 and the notes related thereto, is filed as Exhibit 99.4 to this Form 8-K.

In addition, as previously disclosed in Wolverine’s Quarterly Report on Form 10-Q for the quarter ended March 23, 2013 (the “2013 First Quarter 10-Q”), the consolidated financial statements in Wolverine’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (the “2012 Form 10-K”) contained an immaterial error related to certain accounts receivable allowances. The audited consolidated financial statements of Wolverine and the consolidated financial statement schedule of valuation and qualifying accounts related thereto filed as Exhibit 99.1 to this Form 8-K have been revised to correct this error.

Also as disclosed in the 2013 First Quarter 10-Q, during the first quarter of fiscal 2013, the Company reorganized its portfolio of 16 brands, including the PLG brands acquired in the fourth quarter of fiscal 2012, into the Lifestyle Group, Performance Group, and Heritage Group operating segments. The Company also reports an Other and Corporate category. The Other category consists of the Company’s multi-branded consumer-direct business, the Company’s leather marketing operations - Wolverine Leathers, and the Company’s sourcing operations which include third-party commission revenues. The Corporate category consists primarily of unallocated corporate expenses including acquisition-related transaction and integration expenses. The performance of the reportable operating segments is evaluated by the Company’s management using various financial measures. The following is a summary of certain key financial measures for the respective fiscal periods indicated.

(In millions)	2012	2011	Change
Revenue:
Lifestyle Group	$309.6	$147.4	$162.2
Performance Group	674.6	619.4	55.2
Heritage Group	563.9	553.8	10.1
Other	92.7	88.5	4.2

Total	$1,640.8	$1,409.1	$231.7

Operating profit:
Lifestyle Group	$44.6	$32.2	$12.4
Performance Group	128.4	135.5	(7.1)
Heritage Group	83.5	91.6	(8.1)
Other	(1.1)	—	(1.1)
Corporate	(141.7)	(89.1)	52.6

Total	$113.7	$170.2	$(56.5)

Lifestyle Group

The Lifestyle Group’s revenue increased $162.2 million in fiscal 2012 compared to fiscal 2011. The increase was due to the newly acquired Sperry Top-Sider®, Stride Rite® and Keds® brands.

The Lifestyle Group’s operating profit increased $12.4 million compared to the prior year. The increase was due to the newly acquired Sperry Top-Sider®, Stride Rite® and Keds® brands.

Performance Group

The Performance Group’s revenue increased $55.2 million in fiscal 2012 compared to fiscal 2011. The increase was due to the newly acquired Saucony®, brand.

The Performance Group’s operating profit decreased $7.1 million compared to the prior year due to increased product costs.

Heritage Group

The Heritage Group’s revenue increased $10.1 million in fiscal 2012 compared to fiscal 2011. The increase was due to increased volumes.

The Heritage Group’s operating profit decreased $8.1 million compared to the prior year due to increased product costs.

The Corporate category consists of unallocated corporate expenses, and includes acquisition-related transaction and integration expenses. The Corporate operating loss was $141.7 million in fiscal 2012 compared to an $89.1 million operating loss in fiscal 2012. The $52.6 million increase in operating loss includes $9.7 million of corporate costs for the acquired PLG business and $42.2 million for PLG acquisition-related transaction and integration costs.

(In millions)	2011	2010	Change
Revenue:
Lifestyle Group	$147.4	$134.6	$12.8
Performance Group	619.4	514.6	104.8
Heritage Group	553.8	501.8	52.0
Other	88.5	97.5	(9.0)

Total	$1,409.1	$1,248.5	$160.6

Operating profit:
Lifestyle Group	$32.2	$29.1	$3.1
Performance Group	135.5	108.0	27.5
Heritage Group	91.6	87.6	4.0
Other	—	1.6	(1.6)
Corporate	(89.1)	(84.1)	(5.0)

Total	$170.2	$142.2	$28.0

Lifestyle Group

The Lifestyle Group’s revenue increased $12.8 million in fiscal 2011 compared to fiscal 2010. The increase was due to volume increases from the Hush Puppies® brand as a result of growth in various markets.

The Lifestyle Group’s operating profit increased $ 3.1 million in fiscal 2011 compared to fiscal 2010 due to the increased volumes as previously indicated.

Performance Group

The Performance Group’s revenue increased $104.8 million in fiscal 2011 compared to fiscal 2010. Revenue from the Merrell® brand increased at a growth rate in the high teens as the brand experienced increased demand for performance products, including its new Merrell® Barefoot Collection. Revenue from the Chaco® brand grew at a rate in the high teens compared to fiscal 2010 as the brand expanded its closed-toe product offerings for fall, extending the brand’s reach to become a year-round footwear option for consumers.

The Performance Group’s operating profit increased $27.5 million compared to the prior year due to increased volumes.

Heritage Group

The Heritage Group’s revenue increased $52.0 million in fiscal 2011 compared to fiscal 2010. Driving the revenue growth for the group was a mid-twenties rate increase in revenue from the Cat® footwear brand and a high single digit rate increase in revenue from Wolverine® brand footwear and apparel due to volume increases.

The Heritage Group’s operating profit increased $ 4.0 million in fiscal 2011 compared to fiscal 2010 due to the increased volumes as previously indicated.

The Corporate operating loss was $89.1 million in fiscal 2011 compared to an $84.1 million operating loss in fiscal 2011. The $5.0 million increase in operating loss includes increased pension expense and stock-based compensation expense during fiscal 2011 of $1.3 million and $2.5 million, respectively.

The audited consolidated financial statements of Wolverine filed with this Form 8-K as Exhibit 99.1 have been revised to reflect this segment change.

The historical financial statements filed with this Form 8-K were updated solely to include the required supplemental guarantor financial information in new footnotes, and, in the case of the Wolverine audited consolidated financial statements, to include a revised segment reporting footnote to reflect the revised reportable segments as previously described and to correct the immaterial error related to certain accounts receivable allowances, and were not modified in any other way. Wolverine has not otherwise updated the historical financial statements filed with this Form 8-K for activities or events occurring after the date these financial statements were originally presented.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

23.1	Consent of Ernst & Young LLP.

99.1	Audited consolidated financial statements of Wolverine for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, together with the consolidated financial statement schedule of valuation and qualifying accounts related thereto.

99.2	Unaudited condensed consolidating financial information of Wolverine for the 12 weeks ended March 23, 2013 and March 24, 2012.

99.3	Audited combined financial statements of the PLG Business for the fiscal years ended January 28, 2012, January 29, 2011 and January 30, 2010 and unaudited condensed combined financial statements of the PLG Business for the 26 weeks ended July 28, 2012 and July 30, 2011.

99.4	Unaudited pro forma consolidated condensed financial information for the 52 weeks ended December 29, 2012.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2013	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ R. Paul Guerre
R. Paul Guerre Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document

23.1	Consent of Ernst & Young LLP.

99.1	Audited consolidated financial statements of Wolverine for the fiscal years ended December 29, 2012, December 31, 2011 and January 1, 2011, together with the consolidated financial statement schedule of valuation and qualifying accounts related thereto.

99.2	Unaudited condensed consolidating financial information of Wolverine for the 12 weeks ended March 23, 2013 and March 24, 2012.

99.3	Audited combined financial statements of the PLG Business for the fiscal years ended January 28, 2012, January 29, 2011 and January 30, 2010 and unaudited condensed combined financial statements of the PLG Business for the 26 weeks ended July 28, 2012 and July 30, 2011.

99.4	Unaudited pro forma consolidated condensed financial information for the 52 weeks ended December 29, 2012.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.